Calculation of Filing Fee Tables
S-3
DLH Holdings Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.001 par value per share	457(o)
		Equity	Preferred Stock, $0.10 par value per share	457(o)
		Other	Warrants	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	2	Unallocated (Universal) Shelf		457(o)			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, $0.001 par value per share	415(a)(6)						S-3	333-272277	06/09/2023
Carry Forward Securities		Equity	Preferred Stock, $0.10 par value per share	415(a)(6)						S-3	333-272277	06/09/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-272277	06/09/2023
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-272277	06/09/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-272277	06/09/2023
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 100,000,000.00			S-3	333-272277	06/09/2023	$ 11,020.00
			Total Offering Amounts:				$ 100,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	a. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered hereunder consist of a maximum aggregate amount of $100,000,000 of unsold securities (the "Unsold Securities") previously covered by the registrant's registration statement on Form S-3 (File No. 333-272277) which was initially filed with the Securities and Exchange Commission on May 30, 2023 and became effective on June 9, 2023 (the "Prior Registration Statement"), and are included in this registration statement. The registrant paid a filing fee of $11,020 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) relating to the Unsold Securities under the Prior Registration Statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

[2]	a. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $100,000,000. An indeterminate amount of common stock, preferred stock, warrants, rights and/or units is being registered as may from time to time be offered under this registration statement at indeterminate prices, as shall have an aggregate initial offering price not to exceed $100,000,000. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable preferred stock registered hereby, or (ii) shares of preferred stock, common stock, rights or units as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. Separate consideration may not be received for registered securities that are issuable upon the exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or pursuant to anti-dilution provisions of any of the securities.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date